Exhibit 99.1

Contact:
David W. Froesel, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
(502) 627-7950

PHARMERICA REPORTS THIRD QUARTER 2015 RESULTS

Solid Year Over Year Improvement in Revenue and Adjusted EBITDA

Industry Leading Generic Dispensing Rate Further Increased to Record 86.5%

Reaffirms Annual 2015 Guidance

LOUISVILLE, Kentucky (November 6, 2015) – PharMerica Corporation (NYSE: PMC), a diversified national provider of institutional and specialty pharmacy services, today reported its financial results for the third quarter ended September 30, 2015.

	3Q’15 Results	Comparison to 3Q’14	Comparison to 2Q’15
Revenue	$498.8 million	Increase of 6.1%	Increase of 0.3%
Adjusted EBITDA	$33.3 million	Increase of 0.9%	Increase of 0.3%
Adjusted diluted earnings per share	$0.39	Decrease of 13.3%	Increase of 5.4%
Gross profit	$78.6 million	Decrease of 5.3%	Decrease of 3.2%
Selling, general and administrative	$52.7 million	Improvement of 5.9%	Improvement of 4.9%
Generic drug dispensing rate	86.5%	Increase of 140 basis points	Increase of 50 basis points

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “PharMerica’s third quarter and year-to-date 2015 results demonstrate the steady progress we are making on our 2015 goals and underscore PharMerica’s ability to drive stakeholder value.

“We grew revenues and EBITDA even though we experienced a year-over-year and sequential reduction in prescriptions dispensed in the third quarter of 2015. The decline in prescriptions dispensed during the first nine months of 2015 was primarily due to actions we have taken to optimize the Company’s client mix and operating improvements we have made in dispensing practices. We remain confident that we will see volume growth in the fourth quarter of 2015 and in 2016.  In addition, as we mentioned in prior earnings calls, the switch in drug wholesalers earlier this year contributed to an expected decrease in gross profit.  This was partially offset by a 130 basis point year-over-year improvement, and a 50 basis point sequential improvement, in selling and general administrative costs.  We significantly reduced bad debt expense as we optimized the Company’s client mix.

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

“The specialty pharmacy businesses achieved another quarter of year-over-year double-digit revenue growth. Based on the year-to-date performance and the expectations for the remainder of 2015, we are poised to deliver approximately $400 million of specialty revenues by the end of this fiscal year, which is one year ahead of the 2016 target.

Mr. Weishar concluded, “We have a strong, scalable national platform that supports the Company’s continued growth. We are focused on organic initiatives as well as prudent acquisitions aimed at increasing market share and breadth. Given a strong institutional market presence, market diversification and talented employees, PharMerica will continue to build on our track record of growth and success.”

Full Year 2015 Financial Guidance

PharMerica reaffirms its full year 2015 guidance metrics:

•	Revenue in the range of $1.950 billion to $2.050 billion;
•	Adjusted diluted earnings per share in the range of $1.55 to $1.65; and
•	Adjusted EBITDA in the range of $137 million to $142 million.

Third Quarter 2015 Results

The results for the third quarter 2015 are set forth below:

➢	Key Comparisons of Third Quarters Ended September 30, 2015 and 2014:

•	Revenues for the third quarter of 2015 were $498.8 million compared with $470.2 million for the third quarter of 2014, an increase of 6.1%. The increase in revenues was driven by recent acquisitions, growth in the Company’s specialty pharmacy businesses, and branded drug inflation.

•	Gross profit for the third quarter of 2015 was $78.6 million compared with $83.0 million in the third quarter of 2014, a decrease of 5.3%. The decrease in gross profit was driven by lower volumes resulting from an improvement in the Company’s client mix and higher drug costs under the Company’s Prime Vendor Agreement.

•	Selling, general and administrative expenses were $52.7 million, or 10.6% of revenues, for the three months ended September 30, 2015, compared to $56.0 million, or 11.9% of revenues, for the three months ended September 30, 2014. The decrease of $3.3 million was due to cost improvements and a reduction in bad debt expense as the Company improved its client mix.

•	Adjusted EBITDA for the third quarter of 2015 was $33.3 million compared with $33.0 million in the third quarter of 2014, an increase of 0.9%.

•	Net income for the third quarter of 2015 was $3.0 million, or $0.10 diluted earnings per share, compared to net income of $8.5 million, or $0.28 diluted earnings per share, for the same period in 2014. Adjusted diluted earnings per share was $0.39 in the third quarter of 2015 compared to $0.45 in the third quarter of 2014.

•	Cash flows provided by operating activities for the third quarter of 2015 were $37.5 million compared with $19.7 million in the third quarter of 2014.

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

➢	Key Comparisons of the Nine Months Ended September 30, 2015 and 2014:

	YTD 3Q’15 Results	Comparison to YTD 3Q’14
Revenue	$1,507.8 million	Increase of 10.0%
Adjusted EBITDA	$103.9 million	Increase of 11.4%
Adjusted diluted earnings per share	$1.24	Increase of 1.6%
Gross profit	$248.4 million	Increase of 1.4%
Selling, general and administrative	$167.1 million	Improvement of 2.3%
Generic drug dispensing rate	85.9%	Increase of 100 basis points

•	Revenues for the nine months ended September 30, 2015, were $1,507.8 million compared with $1,371.0 million for the nine months ended September 30, 2014, an increase of 10.0%. The increase was driven by recent acquisitions, growth in the Company’s specialty pharmacy businesses and branded drug inflation.

•	Gross profit for the nine months ended September 30, 2015, was $248.4 million compared with $244.9 million for the nine months ended September 30, 2014, an increase of 1.4%. The increase in gross profit was driven by recent acquisitions, growth in the Company’s specialty pharmacy businesses and branded drug inflation; this was partially offset by volume decreases in the long-term care pharmacy business and higher drug costs under the Company’s Prime Vendor Agreement.

•	Selling, general and administrative expenses were $167.1 million, or 11.1% of revenues, for the nine months ended September 30, 2015, compared to $171.1 million, or 12.5% of revenues, for the nine months ended September 30, 2014. The decrease of $4.0 million is due to cost improvements and a reduction in bad debt expense as the Company improved its client mix.

•	Adjusted EBITDA for the nine months ended September 30, 2015, was $103.9 million compared with $93.3 million for the nine months ended September 30, 2014, an increase of 11.4%.

•	Net income for the nine months ended September 30, 2015, was $14.9 million, or $0.48 diluted earnings per share, compared to net income of $3.6 million, or $0.12 diluted earnings per share, for the same period in 2014. Net income for the nine months ended September 30, 2015, and September 30, 2014, was adversely impacted by $11.3 and $28.9 million of pre-tax charges for settlement and litigation matters, respectively. Adjusted diluted earnings per share was $1.24 for the nine months ended September 30, 2015, compared to $1.22 for the nine months ended September 30, 2014.

•	Cash flows provided by operating activities for the nine months ended September 30, 2015, were $59.6 million compared with cash flows used in operating activities of $2.4 million for the nine months ended September 30, 2014. The increase in cash from operating activities was due primarily to the $48.8 million in AmerisourceBergen Drug Corporation drug purchase payments withheld, the Corporation’s inventory purchasing strategy and an increase in net income, which were partially offset by an increase in AmerisourceBergen Drug Corporation rebates receivable.

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

➢	Additional Sequential Quarterly Comparisons:

•	The Company’s generic dispensing rate increased 50 basis points from the prior quarter to 86.5%.

•	On a sequential basis, prescriptions dispensed in the institutional pharmacy business declined 2.9%. The decline was partially associated with planned terminations of clients to improve the Company’s profitability.

•	The 3.2% decrease in gross profit in the third quarter compared to the second quarter was primarily the result of reduced script volume partially associated with planned terminations of clients to improve the Company’s profitability.

Conference Call

Management will hold an online webcast of its third quarter 2015 earnings conference call on Friday, November 6, 2015 at 10:00 a.m. Eastern Time. A 30-day online replay will be available at 2:00 p.m. ET following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets.
PharMerica operates 94 institutional pharmacies, 15 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations and future potential acquisitions, the strength of the Company’s financial and operational performance during 2015, 2016 and beyond, the expected revenues from the specialty infusion and oncology businesses, including $400 million in specialty revenue by 2016, the Company’s ability to identify and consummate future acquisitions, the Company’s acquisition goal of $100 million in annualized revenues, the Company’s focus on competing aggressively for market share, the Company’s expectation that the generic drugs dispensing rate will continue to increase in 2015 and 2016, the Company’s ability to deliver outstanding value to its shareholders, clients and patients, the Company’s continued pursuit of its strategic and operational initiatives including those focused on client retention, driving organic growth, diversifying the revenue base, disciplined acquisitions, building scale and operating margins, the Company’s expectation to deliver improved financial results in 2015 and beyond and the Company’s ability to achieve organic growth and topline revenue growth. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen Drug Corporation under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2015		2014		2015
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$470.2	100.0%	$498.8	100.0%	$1,371.0	100.0%	$1,507.8	100.0%

Cost of goods sold	387.2	82.3	420.2	84.2	1,126.1	82.1	1,259.4	83.5

Gross profit	83.0	17.7	78.6	15.8	244.9	17.9	248.4	16.5

Selling, general and administrative expenses	56.0	11.9	52.7	10.6	171.1	12.5	167.1	11.1

Amortization expense	4.9	1.1	7.0	1.4	13.6	1.0	20.6	1.4

Merger, acquisition, integration costs and other charges	3.8	0.8	8.0	1.6	10.3	0.8	15.2	1.0

Settlement, litigation and other related charges	1.1	0.2	2.1	0.4	28.9	2.1	11.3	0.7

Restructuring and impairment charges	0.1	0.1	0.2	0.1	3.2	0.2	0.3	-

Hurricane Sandy disaster costs	-	-	0.1	-	0.1	-	0.1	-

Operating income	17.1	3.6	8.5	1.7	17.7	1.3	33.8	2.3

Interest expense, net	2.1	0.4	2.1	0.4	6.9	0.5	5.4	0.4

Loss on extinguishment of debt	4.3	0.9	-	-	4.3	0.3	-	-

Income before income taxes	10.7	2.3	6.4	1.3	6.5	0.5	28.4	1.9

Provision for income taxes	2.2	0.5	3.4	0.7	2.9	0.2	13.5	0.9

Net income	$8.5	1.8%	$3.0	0.6%	$3.6	0.3%	$14.9	1.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Earnings per common share:
Basic	$0.28	$0.10	$0.12	$0.49
Diluted	$0.28	$0.10	$0.12	$0.48

Shares used in computing earnings per common share:
Basic	30,073,133	30,431,845	29,944,875	30,336,548
Diluted	30,595,302	30,896,294	30,502,928	30,798,834

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted)
	Dec. 31, 2014	Sept. 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$33.3	$40.0
Accounts receivable, net	195.4	195.8
Inventory	135.5	117.5
Deferred tax assets, net	42.8	37.2
Income taxes receivable	-	9.2
Prepaids and other assets	90.3	52.6
	497.3	452.3

Equipment and leasehold improvements	196.4	210.3
Accumulated depreciation	(125.0)	(138.8)
	71.4	71.5

Goodwill	323.6	341.8
Intangible assets, net	177.6	165.2
Other	4.1	29.2
	$1,074.0	$1,060.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$96.0	$83.3
Salaries, wages and other compensation	35.1	34.3
Current portion of long-term debt	6.3	11.4
Income taxes payable	2.3	-
Other accrued liabilities	38.5	38.2
	178.2	167.2

Long-term debt	344.4	326.0
Other long-term liabilities	57.6	55.7
Deferred tax liabilities	15.7	14.2
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2014 and September 30, 2015	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 32,725,786 and 33,227,551 shares issued as of December 31, 2014 and September 30, 2015, respectively	0.3	0.3
Capital in excess of par value	394.1	402.3
Retained earnings	117.0	131.9
Treasury stock at cost, 2,617,305 and 2,774,268 shares at December 31, 2014 and September 30, 2015, respectively	(33.3)	(37.6)
	478.1	496.9
	$1,074.0	$1,060.0

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Cash flows provided by (used in) operating activities:
Net income	$8.5	$3.0	$3.6	$14.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4.9	5.7	14.5	17.2
Amortization	4.9	7.0	13.6	20.6
Merger, acquisition, integration costs and other charges	-	-	2.5	-
Stock-based compensation and deferred compensation	1.8	1.7	5.7	5.4
Amortization of deferred financing fees	0.5	0.1	1.8	0.4
Deferred income taxes	(4.0)	2.1	(3.3)	4.6
(Gain) loss on disposition of equipment	-	-	(0.1)	0.1
Loss (gain) on acquisition/ disposition	0.1	-	(0.2)	-
Loss on extinguishment of debt	4.3	-	4.3	-
Other	-	-	0.1	0.1
Change in operating assets and liabilities:
Accounts receivable, net	(1.7)	3.4	10.4	1.2
Inventory	14.9	17.5	(16.3)	18.1
Prepaids and other assets	(15.1)	(7.7)	(26.2)	12.3
Accounts payable	(2.4)	3.6	(22.9)	(11.9)
Salaries, wages and other compensation	5.2	2.1	(2.7)	(0.9)
Other accrued and long-term liabilities	(5.7)	0.2	16.6	(10.2)
Change in income taxes payable (receivable)	3.7	(1.0)	(0.4)	(10.0)
Excess tax benefit from stock-based compensation	(0.2)	(0.2)	(3.4)	(2.3)
Net cash provided by (used in) operating activities	19.7	37.5	(2.4)	59.6

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.2)	(6.6)	(19.0)	(17.6)
Acquisitions, net of cash acquired	(107.2)	(0.3)	(124.8)	(20.9)
Cash proceeds from sale of assets	-	0.1	0.1	0.2
Cash proceeds from dispositions	-	-	0.4	-
Net cash used in investing activities	(113.4)	(6.8)	(143.3)	(38.3)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	(225.0)	(2.8)	(231.3)	(2.8)
Borrowings from long-term debt	225.0	-	225.0	-
Net activity of long-term revolving credit facility	92.0	(9.0)	135.9	(10.0)
Payment of debt issuance costs	(2.7)	-	(2.7)	-
Issuance of common stock	0.4	-	3.4	0.7
Purchase of treasury stock	(0.2)	(0.4)	(5.1)	(4.3)
Excess tax benefit from stock-based compensation	0.2	0.2	3.4	2.3
Repayments of capital lease obligations	-	-	-	(0.5)
Net cash provided by (used in) financing activities	89.7	(12.0)	128.6	(14.6)

Change in cash and cash equivalents	(4.0)	18.7	(17.1)	6.7
Cash and cash equivalents at beginning of period	11.1	21.3	24.2	33.3
Cash and cash equivalents at end of period	$7.1	$40.0	$7.1	$40.0
Supplemental information:
Cash paid for interest	$1.9	$3.2	$5.6	$6.2
Cash paid for taxes	$1.0	$2.4	$5.7	$19.4

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

Pharmacy data:
Prescriptions dispensed (in thousands)	8,492	8,208	25,511	25,713
Revenue per prescription dispensed	$55.37	$60.77	$53.74	$58.64
Gross profit per prescription dispensed	$9.77	$9.58	$9.60	$9.66

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Net income	$8.5	$3.0	$3.6	$14.9
Add:
Interest expense, net	2.1	2.1	6.9	5.4
Merger, acquisition, integration costs and other charges	3.1	8.0	9.6	15.2
Settlement, litigation and other related charges	1.1	2.1	28.9	11.3
Restructuring and impairment charges	0.1	0.2	3.2	0.3
Loss on extinguishment of debt	4.3	-	4.3	-
Hurricane Sandy disaster costs	-	0.1	0.1	0.1
Stock-based compensation and deferred compensation	1.8	1.7	5.7	5.4
Provision for income taxes	2.2	3.4	2.9	13.5
Depreciation and amortization expense	9.8	12.7	28.1	37.8
Adjusted EBITDA	$33.0	$33.3	$93.3	$103.9
Adjusted EBITDA margin	7.0%	6.7%	6.8%	6.9%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

Diluted earnings per share	$0.28	$0.10	$0.12	$0.48
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.06	0.17	0.19	0.32
Settlement, litigation and other related charges	0.02	0.04	0.66	0.22
Restructuring and impairment charges	-	0.01	0.07	0.01
Loss on extinguishment of debt	0.09	-	0.09	-
Stock-based compensation and deferred compensation	0.04	0.04	0.12	0.12
Impact of discrete items on tax provision	(0.04)	0.03	(0.03)	0.09
Adjusted diluted earnings per share	$0.45	$0.39	$1.22	$1.24

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Adjusted EBITDA	$33.0	$33.3	$93.3	$103.9
Interest expense, net	(2.1)	(2.1)	(6.9)	(5.4)
Merger, acquisition, integration costs and other charges	(4.3)	(10.4)	(39.3)	(26.9)
Provision for bad debt	5.3	1.5	16.6	9.5
Amortization of deferred financing fees	0.5	0.1	1.8	0.4
Loss (gain) on disposition of equipment	-	-	(0.1)	0.1
Loss (gain) on acquisition	0.1	-	(0.2)	-
Provision (benefit) for income taxes	(2.2)	(3.4)	(2.9)	(13.5)
Deferred income taxes	(4.0)	2.1	(3.3)	4.6
Changes in federal and state income tax payable (receivable)	3.7	(1.0)	(0.4)	(10.0)
Excess tax benefit from stock-based compensation	(0.2)	(0.2)	(3.4)	(2.3)
Changes in assets and liabilities	(10.1)	17.6	(57.7)	(0.9)
Other	-	-	0.1	0.1
Net cash flows provided by (used in) operating activities	$19.7	$37.5	$(2.4)	$59.6

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

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PMC Reports Results for the Third Quarter 2015

November 6, 2015

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, loss on extinguishment of debt, Hurricane Sandy disaster costs, stock-based and deferred compensation, and the impact of discrete items on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believe the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, loss on extinguishment of debt, Hurricane Sandy disaster costs, stock-based and deferred compensation, and the impact of discrete items on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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